CONFORMED


               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                       ___________________


 Date of Report (Date of earliest event reported) April 8, 1998

                   BIOCONTROL TECHNOLOGY, INC.
     (Exact name of registrant as specified in its charter)


         Pennsylvania               0-10822               25-1229323
(State of other jurisdiction (Commission File Number)    (IRS Employer
       of incorporation)                              Identification No.)


      300 Indian Springs Road, Indiana, Pennsylvania 15701
    (Address of principal executive offices)       (Zip Code)


Registrant's telephone number, including area code (412) 349-1811



_________________________________________________________________
                 (Former name or former address,
                  if changes since last report.)




Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.
          On April 8, 1998 Biocontrol Technology, Inc.
(NASDAQ:BICO) announced today that its recently acquired subsidiary, International Chemical Technologies, Inc. (ICTI) entered into a five-year, automatically renewable, joint venture agreement with Fazio & Associates, Inc. (Fazio) of Bloomfield
Hills, MI, an established firm whose automotive industry customer list includes Caterpillar, Chrysler, Cummins Engine, Detroit Diesel, Ford, General Motors, John Deere, Mack, Navistar, and Volvo. The joint venture will establish a Detroit, MI office for ICTI where Fazio will be the exclusive representative to the automotive industry for ICTI's new patented cemkoter metal alloy coating.

Item 6.   Resignation of Registrant's Directors. Not Applicable

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired - Not
               Applicable.

          (b)  Pro Forma Financial Information - Not Applicable.

          (c)  Exhibits - Press Release.

                           SIGNATURES

      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BIOCONTROL TECHNOLOGY, INC.


                                   by  /s/   Fred E. Cooper
                                             Fred E. Cooper, CEO

DATED:  April 8, 1998
BICO
                                       BIOCONTROL TECHNOLOGY, INC
                            2275 Swallow Hill Road, Building 2500
                                            Pittsburgh, PA  15220
Press Release



For More Information, Call:

Investors                                          Media
Diane McQuaide                         Susan Taylor
1.412.429.0673  phone                  1.412.279.9455 phone
1.412.279.9690  fax                    1.412.279.9447 fax


        BIOCONTROL ICTI SUBSIDIARY ENTERS INTO AUTOMOTIVE
                            INDUSTRY
              JOINT VENTURE WITH FAZIO & ASSOCIATES

      Pittsburgh, PA - April 8, 1998 - Biocontrol Technology, Inc. (Nasdaq:BICO) announced today that its recently acquired subsidiary, International Chemical Technologies, Inc. (ICTI) entered into a five-year, automatically renewable, joint venture agreement with Fazio & Associates, Inc. (Fazio) of Bloomfield Hills, MI, an established firm whose automotive industry customer list includes Caterpillar, Chrysler, Cummins Engine, Detroit Diesel, Ford, General Motors, John Deere, Mack, Navistar, and Volvo. The joint venture will establish a Detroit, MI office for ICTI where Fazio will be the exclusive representative to the automotive industry for ICTI's new patented cemkote metal alloy coating.
     Fazio has already presented ICTI's cemkote coating to the GM Truck Group, GM's Power Train, Detroit Diesel, and Ford Motor Company.
      ICTI will provide technical training and marketing support as necessary to assist the efforts of Fazio.
      Of the new joint venture agreement, Mr. Charles Fazio, chairman of Fazio & Associates, stated, "Our clients in the automotive industry have been enthusiastic about the properties of cemkote and we expect to capture a large portion of the coating business where those properties enhance the performance of the clients' products."
     Mr. Fazio has over 38 years experience in all aspects of the automotive business from plant operations to corporate management, including executive positions at Rockwell International, Burkhart Randall Automotive Division of Textron and the Ford Motor Company Sandusky Operation.
      Mr. Vince Fazio, president of Fazio and a former Colonel in the United States Air Force, has over 15 years experience as a manufacturers representative dealing with major OEM's in the area of stampings.
      Mr. Dean Forester, vice president of engineering at Fazio & Associates, was formerly manager-engineering of GM Truck and Bus Group and has over 37 years experience in all design phases and building of trucks and busses.
     Mr. Charles Fazio, Jr., vice president/operations manager of Fazio, brings over 20 years experience in the product planning and sales aspects of major automotive programs, including strong connections to Ford Motor Company.
     Cemkote is a uniform, nickel boride metal coating technology that is an alternative for electroless nickel and the approximately ten million metric tons of chromium now used annually worldwide for plating. Cemkote and its application technology provide extreme hardness, corrosion resistance, ductility and low friction without the water and airborne toxic emissions of chromium plating.
      The coating is harder than tungsten carbide coatings, hard chrome and electroless nickel; passes ASTM B117 accelerated and salt spray tests of two hundred (200) hours; and has a lower coefficient of friction than electroless nickel, tungsten carbide, and hard chrome.
        Biocontrol  Technology,  Inc.  (www.bico.com)   has   its
corporate  offices  in  Pittsburgh, PA and  is  involved  in  the development and manufacture of biomedical devices and environmental products. Its subsidiary, ICTI, is a Florida corporation established to produce and market the cemkote metal alloy coating.